JOHN HANCOCK FUNDS III

AMENDMENT TO ADVISORY AGREEMENT

AMENDMENT made this 1st day of June 2010 to the Advisory Agreement dated July 1, 2009 (the “Agreement”), between John Hancock Funds III, a Massachusetts business trust (the “Trust”), and John Hancock Investment Management Services, LLC, a Delaware limited liability company.  In consideration of the mutual covenants contained herein, the parties agree as follows:

1.         CHANGE IN APPENDIX A

Appendix A of the Agreement, which relates to Section 4 of the Agreement, “Compensation of Adviser,” is hereby amended and restated to add the following series of the Trust, as shown in Appendix A hereto:

John Hancock Disciplined Value Mid Cap Fund

And, is hereby amended and restated to remove the aggregation of net assets with the following John Hancock Trust series:

            John Hancock Growth Opportunities Trust

            John Hancock International Growth Trust

            John Hancock Value Opportunities Trust

2.         EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.         DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.         OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

JOHN HANCOCK FUNDS III,
on behalf of its series listed in Appendix A to this Amendment

By:       /s/ Keith F. Hartstein

            Keith F. Hartstein

            President and Chief Executive Officer

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:       /s/ Bruce Speca

            Bruce Speca

            Executive Vice President and Chief Investment Officer

APPENDIX A

Fund	First $2.5 billion of Net Assets	Next $2.5 billion of Net Assets	Excess over $5 billion of Net Assets
John Hancock Classic Value Mega Cap Fund	0.790%	0.780%	0.770%

Fund	First $500 million of Net Assets	Next $500 million of Net Assets	Next $500 million of Net Assets	Next $1 billion of Net Assets	Excess over $2.5 billion of Net Assets
John Hancock Disciplined Value Fund	0.750%	0.725%	0.700%	0.675%	0.650%

Fund	First $500 million of Net Assets	Next $500 million of Net Assets	Next $500 million of Net Assets	Next $1 billion of Net Assets	Excess over $2.5 billion of Net Assets
John Hancock Disciplined Value Mid Cap Fund	0.800%	0.775%	0.750%	0.725%	0.700%

Fund	First $500 million of Net Assets	Next $500 million of Net Assets	Excess over $1 billion of Net Assets
John Hancock Global Shareholder Yield Fund	0.875%	0.850%	0.800%

Fund	First $500 million of Net Assets	Next $500 million of Net Assets	Next $1.5 billion of Net Assets	Excess Over $2.5 billion of Net Assets
John Hancock Growth Opportunities Fund	0.800%	0.780%	0.770%	0.760%

Fund	First $100 million of Aggregate Net Assets	Next $900 million of Aggregate Net Assets	Next $1 billion of Aggregate Net Assets	Next $1 billion of Aggregate Net Assets	Next $1 billion of Aggregate Net Assets	Excess over $4 billion of Aggregate Net Assets
John Hancock International Core Fund[1]	0.920%	0.895%	0.880%	0.850%	0.825%	0.800%

1 For purposes of determining Aggregate Net Assets, the net assets of:  the International Core Fund, a series of John Hancock Funds III and the International Core Trust, a series of John Hancock Trust, are included.

Fund	First $100 million of Net Assets	Next $900 million of Net Assets	Next $1 billion of Net Assets	Next $1 billion of Net Assets	Next $1 billion of Net Assets	Excess over $4 billion of Net Assets
John Hancock International Growth Fund	0.920%	0.895%	0.880%	0.850%	0.825%	0.800%

Fund	First $500 million of Net Assets	Next $500 million of Net Assets	Over $1 billion of Net Assets
John Hancock Leveraged Companies Fund	0.750%	0.725%	0.700%

Fund	First $3 billion of Aggregate Net Assets	Next $3 billion of Aggregate Net Assets	Over $6 billion of Aggregate Net Assets
John Hancock Rainier Growth Fund[1]	0.750%	0.725%	0.700%

1 For purposes of determining Aggregate Net Assets, the net assets of the Growth Equity Trust, a series of John Hancock Trust, and the John Hancock Rainier Growth Fund, a series of John Hancock Funds III are included.

Fund	First $1 billion of Net Assets	Over $1 billion of Net Assets
John Hancock Small Cap Opportunities Fund	0.900%	0.850%

Fund	First $500 million of Net Assets	Next $500 million of Net Assets	Excess over $1 billion of Net Assets
John Hancock Small Company Fund	0.900%	0.850%	0.800%

Fund	First $500 million of Net Assets	Next $500 million of Net Assets	Next $1 billion of Net Assets	Next $1 billion of Net Assets	Excess over $3 billion of Net Assets
John Hancock U.S. Core Fund	0.780%	0.760%	0.750%	0.740%	0.720%

Fund	First $500 million of Net Assets	Next $500 million of Net Assets	Next $1.5 billion of Net Assets	Excess Over $2.5 billion of Net Assets
John Hancock Value Opportunities Fund	0.800%	0.780%	0.770%	0.760%

John Hancock International Allocation Portfolio

(the “Fund”)

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Fund, a fee as follows (the “Adviser Fee”).

The Adviser Fee has two components:  (a) a fee on assets invested in funds of John Hancock Funds II and John Hancock Funds III (“Fund Assets”) and (b) a fee on assets not invested in Fund Assets (“Other Assets”).

The fee on Fund Assets is stated as an annual percentage of the current value of the net assets of the Fund determined in accordance with the following schedule and that rate is applied to the Fund Assets of the Fund.

Fee Table for Fund Assets

First $500 million of Net Assets	Excess over $500 million of Net Assets
0.050%	0.040%

The fee on Other Assets is stated as an annual percentage of the current value of the net assets of the Fund determined in accordance with the following schedule and that rate is applied to the Other Assets of the Fund.

Fee Table for Other Assets

First $500 million of Net Assets	Excess over $500 million of Net Assets
0.500%	0.490%

For purposes of determining Net Assets of the Fund and calculating the fee on Fund Assets and the fee on Other Assets, the net assets of the Fund, the net assets of the Fund invested in Funds Assets and the net assets of the Fund invested in Other Assets are determined as of the close of business on the previous business day of the Trust.

The fee on Fund Assets for the Fund shall be based on the applicable annual Fund Assets fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Funds Assets to the applicable portion of Net Assets of Fund divided by (ii) Net Assets of Fund (the “Applicable Annual Affiliated Funds Fee Rate”).

The fee on Other Assets for the Fund shall be based on the applicable annual Other Assets fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of the Fund divided by (ii) Net Assets of the Fund (the “Applicable Annual Other Assets Fee Rate”).